                                                                   Exhibit 10.57


                                                        (GREENFIELD ONLINE LOGO)


September 28, 2005


Mr. Dean A. Wiltse
4 Brandon Circle
Wilton, CT 06897

      Re:   Separation Agreement And General Release

Dear Dean,

      This separation agreement and general release ("Agreement") sets forth the agreement concerning your separation from employment with Greenfield Online, Inc. (the "Company").

      1. CESSATION OF EMPLOYMENT. Pursuant to section 4(a) of the employment agreement between yourself and the Company (the "Employment Agreement"), dated April 1, 2004, the Company hereby confirms with you that we have mutually agreed to the cessation of your employment effective September 28, 2005 (the "Separation Date"). The Company also accepts your resignation from the Board of Directors as well as your resignation from all other positions with Greenfield's subsidiaries and affiliated companies.

      2. PAYMENTS DUE AS A RESULT OF SEPARATION. Pursuant to section 5(a) of the Employment Agreement, the Company will pay you, less applicable withholdings and deductions, (i) your regular base salary of $400,000 annually to and through the Separation Date and (ii) severance pay in the amount of your regular base salary of $400,000 annually for a period of twenty-four (24) months immediately following the Separation Date (the "Severance Period"). The foregoing payments shall be made in the form of salary continuation pursuant to the Company's regular payroll practices. Consistent with the Company's bonus plan applicable to the calendar year 2005 and the Employment Contract, because you have failed to attain your performance objectives for 2005 and for the percentage of the current fiscal year that has elapsed through the Separation Date, you are not entitled to, and have not been awarded, any annual bonus (pro rata or otherwise) for 2005. In the event of a "Change In Control" the remaining Severance Period, if any, shall be accelerated and all amounts of severance pay remaining, if any, shall become immediately due and payable (the "Acceleration Payment") to you within thirty (30) days of the date of the Change In Control; provided, however, no Acceleration
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Mr. Dean A. Wiltse
Page 2
SEPTEMBER 28, 2005

Payment shall be made to you until the expiration of the non-competition period set forth in paragraph 8 of the Employment Agreement. A "Change of Control" shall be deemed to have occurred if: (A) at any time after the date hereof, there shall occur (1) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which the shares of common stock of Company ("Common Stock") would be converted into cash, securities or other property, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for 80% or more of total assets or 80% or more of the total revenues of Company, other than, in case of either (1) or (2), a consolidation or merger with, or transfer to, a corporation or other entity of which, or of the parent entity of which, immediately following such consolidation, merger or transfer, (x) more than 50% of the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were such owners of Common Stock immediately prior to such consolidation, merger or transfer in substantially the same proportion, as among themselves, as their ownership of Common Stock immediately prior to such consolidation, merger or transfer, or (y) a majority of the directors (or other governing body) consists of members of the Board of Directors of Company in office on the date hereof (were appointed after the date hereof by the vote of the majority of such Directors); or (B) at any time after the date hereof, the stockholders of Company approve a complete liquidation or dissolution of Company, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control.

      3. ADDITIONAL SEVERANCE IN EXCHANGE FOR SIGNING AGREEMENT. In consideration for executing this Agreement and in exchange for the promises, covenants, releases, and waivers set forth herein, the Company will pay you the additional severance benefits (provided you do not revoke this Agreement pursuant to paragraph 18, below) set forth in Section 5. You acknowledge and agree that, if you do not enter into this Agreement, you will not be entitled to the severance benefits provided by this paragraph and you will receive only the severance pay set forth in paragraph 2, above. All severance benefits provided for in this paragraph 3 will be reported to you on IRS form 1099.

      4. STOCK AND STOCK OPTIONS. All restricted stock, stock options or other equity based incentive awards that you have been offered or awarded by the Company, and the terms and conditions thereof, shall continue to be governed by the applicable agreements and plan documents governing such options and awards (collectively, the "Stock Agreements"), as modified by Section 5(c) of the Employment Agreement. Provided that you have complied with all applicable laws, rules, regulations and Company policies related to the sale of unregistered securities, the Company agrees to take prompt action at your request to assist in the removal of any restrictive legend affixed to your stock certificates.

      5. COBRA INSURANCE AND OTHER PAYMENTS. The Company will pay you or on your behalf the following additional severance benefits: (i) For a period of 24 months following Separation of your employment, the Company will continue to pay the premiums due

Mr. Dean A. Wiltse
Page 3
SEPTEMBER 28, 2005

on your individual life and disability policies previously provided by the Company as a benefit to you, (ii) for a period of twelve (12) months following the Separation of your employment, the Company will pay the COBRA payments for the continuation of your group health and dental coverages under the Company's group plans as they exist during such 12 month period, and (iii) the Company will pay you a lump sum payment of $15,384 within 30 days of the date of this Agreement.. To the extent you remain entitled to insurance continuation coverage under COBRA after the initial twelve month period you will be entitled to continue those benefits at your own expense in accordance with 29 U.S.C Sec. 1162.

      6. NO OTHER PAYMENTS. You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, reimbursement for business expenses or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

      7. GENERAL RELEASE. Except for the obligations undertaken by the Company under this Agreement, you, on your own behalf, and on the behalf of your respective descendants, dependants, heirs, executors, administrators, assigns and successors, hereby generally release the Company, its parent and subsidiary organizations and related companies, and their successors and assigns, and any company or individual employed by or affiliated with such organizations and each of their officers, directors, employees, representatives, agents, attorneys, and shareholders (collectively, "Releasees") from any and all rights, actions, suits, claims or demands of all kinds and descriptions (collectively, "claims") that you ever had, now have or hereafter can, shall or may have against Releasees by reason of or arising out of any act, matters or omissions of Releasees on or before the date of your execution of this Agreement, including, but not limited to, all claims regarding your employment with the Company, any events that may have occurred during the course of your employment or the Separation of your employment, or any other matters or claims of any kind or nature. This includes, without limitation, a release of any claims for unpaid wages, holiday pay, overtime or other compensation, breach of contract (including without limitation the Employment Agreement), wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional distress, violations of public policy, defamation, wrongful Separation and severance pay. You are also specifically releasing any rights or claims you may have, if any, under the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act ("ADEA") (which prohibits discrimination in employment based on age), Older Workers Benefit Protection Act of 1990 ("OWBPA") (which also prohibits discrimination in employment based on age), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Connecticut Fair Employment Practices Act, all the above statutes as amended from time to time and any other federal, state or local laws, rules or regulations whether equal employment laws, rules or regulations or otherwise, or any right under any Company pension, welfare, or stock plans. This release covers both claims that you know about, and those that you may not know about.

Mr. Dean A. Wiltse
Page 4
SEPTEMBER 28, 2005

By signing this Agreement, you are forever giving up your rights to make the aforementioned claims or demands. Provided, however, that this release is not intended to waive any claims or rights you may have under any employee benefit plan, equity interests in the form of stock grants and/or options, any rights to indemnification from or against the Company relating to your acts or omissions as an employee, officer or director of the Company, and any claims based on any alleged breach of this Agreement.

      8. NO PENDING OR FUTURE LAWSUITS OR PARTICIPATION IN LAWSUITS. You acknowledge that you have not filed any claim, lawsuit or charge against any of the Releasees. You hereby promise never to file a lawsuit asserting any claims that you have released in Paragraph 7, above. In addition, to the extent any such proceeding may be brought by anyone, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.

      9. NON-ADMISSION OF LIABILITY. This Agreement shall not be construed as evidence of or an admission of any wrongdoing or violation of any law, regulation, rule, or agreement.

      10. CONSEQUENCES OF YOUR VIOLATION OF PROMISES. If you breach this Agreement including, but not limited to, by filing, bringing or participating in any claims or actions contrary to your agreements and representations made in paragraphs 7 and 8 above or breaching your obligations under paragraphs 6 ("Nondisclosure and Nonuse of Confidential Information"), 7 ("Inventions and Patents"), 8 ("Non-Compete, Non-Solicitation, Non-Disparagement"), 9 ("Delivery of Materials Upon Termination of Employment") and 11 ("Enforcement") of the Employment Agreement (which paragraphs are incorporated by reference pursuant to paragraph 23 below, in addition to any other rights and remedies the Company may have, (a) you will immediately reimburse the Company for all amounts paid to you under Section 3 of this Agreement; and (a) you shall forfeit all rights to any and all future payments and benefits, if any, under this Agreement. Clauses (a) and (b) of the preceding sentence shall not apply to any claims that you file under ADEA or OWBPA or any challenge that you make to the validity of the ADEA or OWBPA waiver contained in this Agreement. While you may challenge the validity of the ADEA or OWBPA waiver herein, in the event you unsuccessfully do so, you may be held liable for the Company's attorneys' fees and costs to the same extent that successful defendants are allowed attorneys' fees under the ADEA and/or OWBPA.

      11. LEGAL PROCESS. If you are served with legal process or other request purporting to require you to testify and/or produce documents at a legal proceeding involving any of the Releasees, you shall (a) refuse to provide testimony or documents absent a subpoena, court order or similar process from a regulatory agency; (b) promptly notify the Company of such legal process or other request; and (c) promptly deliver to the Company a copy of all legal papers and documents served upon you and - prior to producing such documents - any and all documents that are responsive to such legal process or request.

Mr. Dean A. Wiltse
Page 5
SEPTEMBER 28, 2005

      12. NON-DISCLOSURE AND CONFIDENTIALITY. You agree that you will not at any time, whether directly or indirectly, use or divulge, disclose or communicate to any person, firm or corporation any confidential, secret and/or proprietary information respecting the Company's business and its transactions and relationships with its members or others ("Confidential Information"), whether heretofore or hereafter obtained by you while in the employ of the Company. For purposes of this Agreement, Confidential Information shall also include all information and data not generally known outside the Company including, but not limited to, the terms of transactions engaged in by the Company or its members, financial data, business plans, advertising and promotional plans, trade secrets and business information to which you had access in the course of your employment with the Company, and to which you would not otherwise have had access had you not been so employed, excluding only information relating to the general methodology and mechanics employed by you in the performance of your duties at the Company. You agree not to take or use, without prior consent of the Company, any memoranda, notes (whether or not prepared by you during the course of your employment with the Company), lists, schedules, forms or other documents, papers or records of any kind, relating to the Company's business or its clients or any reproduction, summary or abstract thereof, all of which you acknowledge are the exclusive property of the Company. You hereby acknowledge that you have returned to the Company all such materials. To the extent there is a conflict between the terms of this paragraph and those of paragraph 6 of the Employment Agreement, the terms of this paragraph shall govern.

      13. CONFIDENTIALITY OF THIS AGREEMENT. The terms of this Agreement, including the specific amount paid hereunder, are and shall be kept confidential and shall not hereafter be disclosed by you to any other person or entity, except (i) as may be required by law; (ii) as may be required by any taxing authority; (iii) to your counsel, accountants, or financial advisors; (iv) as may be required in the performance or enforcement of this Agreement, and (v) to your immediate family members, as necessary, provided that you make the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person to whom disclosure is to be made agrees to keep the terms and conditions of this Agreement fully confidential.

      14. COMPANY PROPERTY. You agree that all automobiles, books, handbooks, manuals, files, papers, memoranda, letters, facsimile, software, computers (provided you may keep your Sony laptop), PDAs, Blackberries and other materials and equipment of any kind which you have in your possession that were issued, written, authorized, signed, received or transmitted during the course of your employment with the Company are and remain the property of the Company and, as such, are not to be removed from the Company's offices. You further agree to return to the Company immediately any such materials and equipment that you possess, but which are not in the Company's offices. Additionally, you acknowledge and agree that you have either deleted or removed and returned all Company records, files and other electronically stored information from your office and, if any, home computer(s), and any information you maintain on the Sony Laptop described above will be maintained in confidence by you, subject to the terms of this Agreement and your Employment Agreement and will only be used by you on behalf of and at the instruction of the Company.

Mr. Dean A. Wiltse
Page 6
SEPTEMBER 28, 2005

      15. NON-DISPARAGEMENT. You shall not issue or cause to be issued any communication, written, oral or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company, its employees or directors. The Company agrees that it's Directors and its executive officers required to file reports pursuant to Section 16 of the Securities and Exchange Act of 1934, will not issue or cause to be issued any communication, written, oral or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against you.

      16. PERIOD FOR REVIEW AND CONSIDERATION. You understand that you have been given a period of 21 days to review and consider this Agreement before signing it. You may use as much of this 21-day period as you wish prior to signing. To accept the terms of this Agreement, you must execute and deliver this Agreement to the undersigned on or before October 21, 2005[. However, in no event should you sign and execute this Agreement prior to the Separation Date. Any changes to this Agreement will not restart the above-described 21-day period.

      17. ENCOURAGEMENT TO CONSULT WITH ATTORNEY. You are encouraged to consult with an attorney or other representative prior to signing this Agreement. By signing this Agreement, you are signifying that you have read and understand this Agreement thoroughly, that you have had the opportunity to consult with an attorney prior to signing, and that your agreement to the terms of this Agreement, including, but not limited to, your waiver of all rights and claims against the Company under ADEA or OWBPA for age discrimination, retaliation or otherwise, is knowing, willing and voluntary.

      18. RIGHT TO REVOKE. You may revoke this Agreement within 7 days after you have signed it (the "Revocation Period"). Revocation must be made-by delivering a written notice of revocation to the undersigned at the Company's offices no later than 5:00 p.m. on the seventh day after you have signed this Agreement. If you revoke this Agreement, it will not be effective and enforceable.

      19. COOPERATION. You agree to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. During the Severance Period, you further agree to participate in any debriefing and to answer questions as to Company matters and the Company's business affairs upon request, all without additional compensation, so long as such cooperation does not unduly interfere with your other business activities. The Company will reimburse you for reasonable expenses you incur in fulfilling your obligations under this paragraph.

Mr. Dean A. Wiltse
Page 7
SEPTEMBER 28, 2005

      20. CHOICE OF LAW AND FORUM. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Connecticut, without regard to its conflict-of-law principles. You agree that any dispute concerning or arising out of this Agreement shall be tried in an appropriate state or federal court in Connecticut.

      21. HEADINGS. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

      22. CONSTRUCTION. You agree that the general rule pertaining to construction of contracts that ambiguities are to be construed against the drafter shall not apply to this Agreement.

      23. ENTIRE AGREEMENT. This Agreement and the Stock Agreements represent the entire agreements between you and the Company, superceding all prior written or oral agreements, including without limitation the Employment Agreement, except that you hereby reaffirm your obligations under paragraphs 6 ("Nondisclosure and Nonuse of Confidential Information"), 7 ("Inventions and Patents"), 8 ("Non-Compete, Non-Solicitation, Non-Disparagement")(as modified below), 9 ("Delivery of Materials Upon Termination of Employment") and 11 ("Enforcement") of the Employment Agreement, which paragraphs are hereby incorporated into this Agreement by this reference and made a part hereof as if set forth in full. In addition, the term "Competitive Business" as defined herein, shall apply to paragraph 8 ("Non-Compete, Non-Solicitation, Non-Disparagement"), of the Employment Agreement. This Agreement may not be modified, altered or changed except by written agreement signed by you and an officer of the Company. You agree that the Company has made no promises to you other than those expressly contained in this Agreement and the Stock Agreements. "COMPETITIVE BUSINESS" is the present business of the Company, which is deemed to include (i) the provision of Internet survey solutions to the global marketing research industry, including internet survey data collection products and services, the recruitment and management of Internet-based panels, and any other activities whose purpose it is to elicit responses from consumers for market-research purposes, and (ii) the creation and operation of shopping search engines or the creation or operation of consumer product reviews and consumer product ratings platforms. Shopping search engines are defined as websites whose primary business it is, by way of providing product and price databases, to help Internet users make more informed purchasing decisions and which generate revenues from affiliated websites in relation to visitors directed to such affiliated websites from the shopping search engine site. Revenues can be obtained by cost per click, cost per lead, or other revenue models. Consumer product review and ratings platforms are websites whose primary business is to allow members or website visitors to convey their opinions on various consumer products from which a rating scale is derived., or (iii) selling products and services on an online registration page created for the purpose of acquiring panel members for marketing research panels or to take marketing research surveys or creating and maintaining an affiliate network of publishers and advertisers. Without limiting the generality of the foregoing, the following businesses are Competitive Businesses:

Mr. Dean A. Wiltse
Page 8
SEPTEMBER 28, 2005

1 Survey Sampling
2 GMI
3 E-Rewards
4 Luth
5 OTX
6 Common Knowledge
7 Digital Marketing Services
8 LightSpeed
9 HISB
10 SurveyDirect
11 OpenVenue
12 Test Spin
13 Decision Analyst
14 E-Search
15 Sample Czar
16 EasyMail
17. Bloomerce/ SSI
18. Research Now
19. Toluna
20. Speedfacts
21. Euroclix
22. Harris/ Novatris

      24. SEVERABILITY. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, the invalidity of any such provision shall have no effect upon, and shall not impair the enforceability of the release language set forth in paragraph 7, provided that, upon a finding by a court of competent jurisdiction that the release language found in paragraph 7 is unenforceable, the Company shall rewrite paragraph 7 to cure the defect and you shall re-execute the release upon request, and you shall not be entitled to any additional monies, benefits and/or compensation therefor. If a court of competent jurisdiction finds that the release language found in paragraph 7 is unenforceable and the defect is incurable such that the release will be ineffective, you agree to return to the Company all monies that it paid to you under this Agreement and that you will no longer be entitled to any additional payments owed to you under this Agreement, if any.

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
Mr. Dean A. Wiltse
Page 9
SEPTEMBER 28, 2005


      25. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Releasees, you and/or any individual or entity who may claim any interest in the matters covered by this Agreement through you.


                                              Very truly yours,

                                              GREENFIELD ONLINE, INC.


                                              By: /s/ Jonathan A. Flatow
                                                 -------------------------------
                                                 Name:  Jonathan A. Flatow
                                                 Title: Secretary



ACCEPTED AND AGREED TO:

/s/ Dean A. Wiltse
-------------------------------
Dean A. Wiltse

Date  9/28/05
    ---------------------------